Exhibit 99.1

Stran & Company Resumes Stock Repurchase Program, Notes Recent Management SWAG Purchases

Quincy, MA / September 5, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has resumed its previously announced stock repurchase program and noted recent management stock purchases.

As previously announced, the Company’s Board of Directors (the “Board”) authorized a stock repurchase program in February 2022 under which the Company may repurchase up to $10 million of its outstanding shares of common stock in the open market, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended (“Rule 10b-18”). The Company has repurchased approximately $3.3 million worth of stock as of June 30, 2023. Members of Company management have also reported purchases of the Company’s stock in the open market.

“Given our strong financial position combined with our confidence in the outlook of the business, we have resumed our stock repurchase program,” commented Andy Shape, President and CEO of Stran. “While there are limitations as to how many shares we are allowed to repurchase at any given time, we believe the stock repurchase program can be an effective tool to drive long-term shareholder value given the volatility in the capital markets. In addition, we have noted that Company management has recently purchased shares in the open market, which we believe illustrates our confidence in the business growth strategy, including completing multiple accretive acquisitions, increasing marketing efforts, and building out our technology platform for customers’ promotional e-commerce objectives. Moving forward, we will continue to pursue our growth strategy to increase organic revenue, improve margin, and promote long-term, sustainable profitability.”

The Company’s decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors that include ongoing assessments of the Company’s capital needs, market conditions and the price of its common stock, and other corporate considerations, as determined by management. Repurchases will also only be made in accordance with the Company’s insider trading policy as if such purchases were made by a person covered by the policy. The Company’s insider trading policy generally permits insider purchases of the Company’s stock only during the period beginning on the second business day following the day of public release of its quarterly or annual earnings and ending on the last day of the then-current quarter. There is no defined number of shares to be repurchased over a specified timeframe through the life of the stock repurchase program. The repurchase authorization has no expiration date but may be suspended or discontinued at any time. Stock repurchases are paid using cash generated by operations.

Purchases of Company stock by Company management are permitted in accordance with the Company’s insider trading policy.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021s

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com